UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

___________________________

EBET, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 and 5.02 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2021, EBET, Inc. (the “Company”) and the subsidiaries of the Company (the “Guarantors”) entered a credit agreement (the “Credit Agreement”) with CP BF Lending, LLC (the “Lender”), pursuant to which the Lender agreed to make a single loan to the Company in the original amount of $30,000,000 (the “Loan”). The Loan required the Company to maintain certain minimum liquidity and other financial and other covenants. As previously disclosed, the Company has received multiple waivers from the Lender in the past with respect to such covenants with the final waiver expiring on June 30, 2023.

On June 30, 2023, the Company, the subsidiaries of the Company and the Lender entered into a forbearance agreement (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, the Company acknowledged, among other items, that, as June 30, 2023, it was in default under the Credit Agreement, the Lender had the right to accelerate the Loan, and the Lender had the right to impose the default rate of interest under the Credit Agreement. Pursuant to the Forbearance Agreement, the Lender agreed to forbear from exercising its rights and remedies against the Company and the Guarantors under the Credit Documents until the earlier of September 15, 2023, which may be extended by the Lender, or until a termination event occurs pursuant to the Forbearance Agreement. A termination event under the Forbearance Agreement consists of the filing of a bankruptcy proceeding by the Company or any Guarantor, the occurrence of a new event of default under the Credit Agreement, or the failure by the Company or any Guarantor to perform any material requirement, covenant, or obligation under the Forbearance Agreement. During the forbearance period, the Lender agreed, among other items, not to accelerate the Loan, initiate any bankruptcy filings, or apply any default rates of interest. As partial consideration for the Lender agreeing to enter into the Forbearance Agreement, the Company paid a forbearance fee equal to 50 basis points of the outstanding principal amount of the Loan (or $130,425.16), which amount was added to the principal balance of the loan. In addition, on June 30, 2023, the Company made a prepayment of the Loan in the amount of $2.0 million, which in turn reduced the minimum cash balance requirement under the Credit Agreement to $0. Upon the execution of the Forbearance Agreement and after the receipt of the forbearance fee and loan repayment, the principal amount of the Loan is $26,215,457.61.

In connection with the Forbearance Agreement, the Lender agreed to provide the Company with a revolving line of credit in the amount of $2.0 million (the “Revolving Note”), with any advances under the Revolving Note to be made in the sole discretion of the Lender. The Revolving Note will have a maturity date of November 29, 2024 and carry an interest rate of 15.0% per annum, provided that upon an occurrence of default the interest rate will increase to the default rate under the Loan. The Revolving Note shall be an Obligation as defined in the Credit Agreement and as such shall be secured by the collateral in which the Company and the Guarantors have granted liens and security interests to the Lender in connection with the Loan. All discretionary advances shall terminate automatically and all outstanding principal together with accrued but unpaid interest and fees shall become immediately due and payable, without notice to or action by any party, on the earlier of the termination date of the Forbearance Agreement, or the maturity date of the Revolving Note, unless otherwise extended by the Lender.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.03 above, which disclosure is incorporated herein by reference.

The issuance of the Revolving Note was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions not involving a public offering.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During June 2023, the Compensation Committee of the Company’s Board of Directors (the “Board”), the recently formed Strategic Alternatives Committee of the Board (see Item 8.01 below), and the Board reviewed and considered, and discussed with the Company’s executive officers, a plan to retain the Company’s executives through the conclusion of the Company’s strategic process by providing these officers with appropriate financial incentives to do so. In that regard, the Board and the Committees considered advice provided by the Company’s compensation consultant, Frederick W. Cook & Co., Inc. (“FW Cook”) and used FW Cook’s recommendations as part of their decision-making process in arriving at what the Board and the Committees regard as appropriate to achieve the Company’s retention goals. On June 30, 2023, the Compensation Committee and the Strategic Alternatives Committee reviewed and approved an executive retention plan, the Strategic Alternatives Committee recommended that the full Board approve it, and the Board did so.

Following the approval of the executive retention plan by the Committees and the Board and in accordance with the executive retention plan, on June 30, 2023, the Company agreed to enter into a Retention Letter Agreement (each, a “Retention Letter”), with each of Aaron Speech, the Company’s Chief Executive Officer, and Matthew Lourie, the Company’s Chief Financial Officer.

Pursuant to the Retention Letters,

(a)	Mr. Speach will be entitled to receive a cash retention bonus of $175,000 payable 20% upon execution of the Retention Letter, 40% after three months, and the remainder after six months, and

(b)	Mr. Lourie will be entitled to an increase in his base salary to $320,000 and to receive a cash retention bonus of $240,000 payable 20% upon execution of the Retention Letter, 30% after three months, 30% after six months, and the remainder after nine months.

Any unpaid retention bonus will be paid earlier if the Company completes a strategic transaction (a “Transaction”), or if the executive is terminated without “cause”.

In addition, pursuant to the Retention Letters, each of Mr. Speach and Mr. Lourie will be eligible to receive a cash transaction bonus equal to 0.95% of the gross proceeds of any Transaction, provided that the net proceeds from the Transaction are at least $26.0 million; and further provided that the executive may receive an additional 0.25% of the gross proceeds if the net proceeds from the Transaction are not less than the amount that would result in (a) the Company repaying its outstanding debt and all trade creditors, and (b) the Series A preferred holders and common shareholders receiving consideration of not less than the value of their equity holdings as of June 30, 2023 (the “Deal Threshold”).

If Mr. Speach and Mr. Lourie are terminated without “cause” prior to June 30, 2024, the Company agreed to pay a cash severance payment of:

(a)	with respect to Mr. Speach, the greater of 1.0 times Mr. Speach’s base salary or the severance payable pursuant to Mr. Speach’s current employment agreement; and

(b)	with respect to Mr. Lourie, 0.5 times Mr. Lourie’s base salary.

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Item 8.01	Other Events.

In addition to the amounts payable to Messrs. Speach and Lourie set forth above, the Company also agreed on June 30, 2023 to pay additional retention bonuses under the executive retention plan to two consultants and advisors of up to $310,000, in the aggregate, and additional cash transaction bonuses equal to 1.9% of the gross proceeds of any Transaction, provided that the net proceeds from the Transaction are at least $26.0 million; and provided further that an additional 0.50% of the gross proceeds will be payable if the net proceeds from the Transaction are not less than the Deal Threshold.

On June 7, 2023, the Board created a Strategic Alternatives Committee to review and evaluate potential strategic alternatives in its sole discretion and exercise related powers that are typical of such committees. The directors who are members of the Strategic Alternatives Committee are Christopher Downs (the Chairman), Dennis Neilander and Michael Nicklas. On June 30, 2023, the Compensation Committee and the Strategic Alternatives Committee reviewed and approved the payment of compensation to members of the Strategic Alternatives Committee in addition to the Company’s standard compensation arrangements for non-employee directors, the Strategic Alternatives Committee recommended that the full Board approve it, and the Board did so. Under this plan, the Chairman of the committee will receive a monthly retainer of $15,000 and the other two members of the committee will receive a monthly retainer of $12,000. These fee arrangements will be reevaluated if the committee remains in place after six months.

On June 28, 2023, based on the approval of the Strategic Alternatives Committee, that committee’s favorable recommendation to the Board, and the Board’s subsequent approval, the Company hired Houlihan Lokey Capital, Inc. (“Houlihan”) as the Company’s exclusive financial advisor to provide financial advisory and investment banking services in connection with one or more of a sale, recapitalization, restructuring or any other financial transactions involving the Company. The continued engagement of Houlihan is required by the Lender during the term of the Forbearance Agreement described in Item 2.03 above.

On November 29, 2021, the Company issued 37,700 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share. Pursuant to the terms of the Preferred Stock, on April 28, 2023, the conversion price of the Preferred Stock was reduced from $28.00 per share to $0.71 per share. To date, the Company has received conversion notices with respect to 5,333 shares of Preferred Stock, resulting in the issuance of 9,028,538 shares of common stock, and 32,367 shares of Preferred Stock remain outstanding that are convertible into 56,081,982 shares of common stock. As of June 30, 2023, the Company has 34,218,213 shares of common stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1 *	Forbearance Agreement dated June 30, 2023 between EBET, Inc., certain subsidiaries of EBET, Inc., and CP BF Lending, LLC
10.2	Form of Revolving Note issuable by EBET, Inc. to CP BF Lending, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.
Date: July 3, 2023
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

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